[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 1 / 29 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] MODEL YEAR LICENSE, LICENSE ASSIGNMENT AND SERVICE AGREEMENT Volvo Car Corporation and Polestar Performance AB Development purchased as a service and joint development provided under a license to technology related to model year programs of the Polestar [***]car model [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 2 / 29 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 4 2. SCOPE OF THE AGREEMENT ............................................................................................. 8 3. SERVICES ............................................................................................................................. 11 4. LICENSE GRANT ................................................................................................................ 12 5. INTELLECTUAL PROPERTY RIGHTS ............................................................................. 14 6. FEE, PAYMENT TERMS ..................................................................................................... 15 7. AUDITS ................................................................................................................................. 15 8. DELIVERY AND ACCEPTANCE ....................................................................................... 16 9. DELAYS, DEFECTS ETC. ................................................................................................... 17 10. WARRANTIES ..................................................................................................................... 18 11. INDEMNIFICATION ............................................................................................................ 18 12. LIMITATION OF LIABILITY ............................................................................................. 20 13. GOVERNANCE AND CHANGES ....................................................................................... 20 14. CONFIDENTIAL INFORMATION ..................................................................................... 21 15. TERM AND TERMINATION .............................................................................................. 23 16. RESPONSIBLE BUSINESS ................................................................................................. 24 17. DATA PROCESSING AGREEMENT .................................................................................. 24 18. MISCELLANEOUS .............................................................................................................. 24 19. GOVERNING LAW .............................................................................................................. 26 20. DISPUTE RESOLUTION ..................................................................................................... 27 APPENDICES Appendix 1 – [***] Technical Specification Model Year Programs Appendix 2 – Fee Appendix 3 - Sustainability requirements [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 3 / 29 This [***] MODEL YEAR LICENSE, LICENSE ASSIGNMENT AND SERVICE AGREEMENT (this “Agreement”) is made between: (1) Volvo Car Corporation, Reg. No. 556074-3089, a limited liability company incorporated under the laws of Sweden (“Volvo Cars”); and (2) Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Volvo Cars is in the business, among other activities, of developing, manufacturing and selling Volvo branded cars It is understood that Volvo Cars is not normally a service provider. B. Polestar is engaged in the development, manufacturing and sale of Polestar branded high- end electric performance cars. C. [***]. D. Reference is made to the Outsourcing Framework Agreement (PS22-048) dated 11 January 2024 between Volvo Cars and Polestar that applies to the entire [***]and all [***], including this Agreement, and under which this Agreement shall be considered as an Ancillary Agreement. E. In relation to the development of the [***]P519 vehicle until the first Job1, the following agreements have been executed: The Parties have entered into a License, License Assignment and Service Agreement dated 30th of June 2019, under which Volvo Cars develops, assigns and licenses certain intellectual property for the [***] vehicle to Polestar. F. The Parties have agreed to continue to develop certain technology to be introduced in Polestar’s model year programs following the introduction of the [***]into the public market. [***] G. The Parties have also agreed that Volvo Cars will provide certain development services for Polestar relating to the development of Polestar Unique Technology, which will be introduced in Polestar’s model year programs. H. The Parties have agreed that Volvo Cars will support with development services for the[***]model years and that that the deliveries, timing and cost for each model year will be agreed between the Parties and regulated in an Amendment to this Agreement. I. In light of the foregoing, the Parties have agreed to execute this Agreement. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 4 / 29 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Affiliate” means any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation or Polestar Automotive Holding UK PLC and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. “Agreement” means this [***] Model Year License, License Assignment and Service Agreement including all of its Appendices as amended from time to time. “Ancillary Agreement” shall have the same meaning as defined in the Outsourcing framework agreement PS22-048 entered into between the Parties on January 11, 2024. “Appendix” means the appendices to this Agreement. “Background IP” means the Intellectual Property Rights either; owned by either of the Parties; or created, developed or invented by directors, managers, employees or consultants of either of the Parties to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Agreement, and any Intellectual Property Rights developed independently of this Agreement. “Common Polestar Technology” means such Polestar Technology, which is specified as Common Polestar Technology ([***]) in Appendix 1 to this Agreement, for which IP is owned by Polestar. “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. "Data Protection Legislation" means all applicable data protection and privacy legislation, regulations and guidance including Regulation (EU) 2016/679 (the "General Data Protection Regulation" or the "GDPR") and the applicable EU member state laws providing for implementations and derogations, as well as Directive 2002/58/EC and applicable EU member state laws transposing it, together with any application guidelines and normative decisions issued by the European Data Protection Board and the EU data protection supervisory authorities (all as amended, replaced or re-enacted from time to time).

[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 5 / 29 “Data Room” means the information sharing platform agreed to be used between the Parties for making available the information regarding the Volvo Technology and/or the Polestar Technology to Polestar. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Existing Technology” means all technology in the Polestar Vehicle that is used in the Polestar Vehicle and delivered or licensed to Polestar and/or its Affiliates under any Ancillary Agreement but not part of the Results, Volvo Technology and/or PS Unique Volvo Technology provided under this Agreement. “Fee” means the fee to be paid by either Party to the other Party hereunder in accordance with what is set out in Appendix 2 to this Agreement. “Force Majeure Event” shall have the meaning set out in Section 18.1.1 below. “Gates” means an event or milestone based on VPDS and the dates agreed between the Parties for such event according to the Vehicle Program Planner (VPP), , when the Volvo Technology and/or the Polestar Technology, or parts thereof, shall have been delivered to and accepted by Polestar, and which shall, unless otherwise stated in this Agreement, be Program Start (PS), Final Data Judgement (FDJ), Launch Readiness (LR), Launch Sign-off (LS) and Final Status Report (FSR), all described in the VPDS. “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight which would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Agreement. “Intellectual Property Rights” means Patents, Non-patented IP, Know-How and rights in Confidential Information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. “Job1” means in relation to this Agreement and the Polestar Vehicle, the date on which the production of the relevant Polestar Vehicle model year program covered by this Agreement starts. The Job1 time for each model year program is specified in Appendix 1. “FSR” means in relation this Agreement and the Polestar Vehicle, the date of Final Status Report (FSR) of the relevant Polestar Vehicle model year program covered by this Agreement, which follows from VPDS. “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. “Markets” means the countries where the [***] vehicle will be offered which have been mutually formally agreed between the Parties. “Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 6 / 29 unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Agreement. “Object Code” means the compiled version of the Source Code including parameter files. “OKtB gate” means the date when delivery to external customers of the Polestar Vehicle covered by this Agreement starts. “Other Polestar Branded Vehicles” means Polestar branded vehicle models other than the Polestar Vehicle that are based on the[***] [***] “Patent” means any patent, patent application, or utility model, whether filed before, on or after the execution of this Agreement, along with any continuation, continuation-in- part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. “Personal Data” has the meaning set out in the Data Protection Legislation. “Polestar Supplier License Technology” means the Polestar Technology which is owned by a Third Party and licensed to Volvo Cars, and which license shall be assigned to Polestar under this Agreement. “Polestar Technology” means technology that does not exist on any other vehicle than Polestar Vehicle and which shall be provided by Volvo Cars and purchased as a service by Polestar or assigned to Polestar under this Agreement, and which is specified as Polestar Technology (Category 1 and for the avoidance of doubt Category 3B. Category 3B however not limited to existence in Polestar Vehicle) in Appendix 1 to this Agreement. “Polestar Vehicle” means the Polestar branded vehicle model [***] “Process”, “Processing” and “Processed” each has the meaning set out in Data Protection Legislation. “PS Unique Volvo Technology” means such Volvo Technology which is specified as PS Unique Volvo Technology (Category 2) in Appendix 1 to this Agreement, for which IP is owned by Volvo Cars and which is licensed exclusively to Polestar including but not limited to access to drawings, specifications, calculations, protocols (including test protocols), software (Object Code and Source Code), methods, processes and any similar deliverables needed for Polestar to make use of the licensed technology. “Results” shall mean any outcome of the Services provided to Polestar under this Agreement (including but not limited to any IP, technology, patents, designs, software (Object Code and Source Code), methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments to be carried out by Volvo Cars under the Appendix 1) and any other outcome or result of the Services to be performed by Volvo Cars as described in the relevant Appendix 1, irrespective of whether the performance of the Services has been completed or not. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Services” means the services provided from Volvo Cars to Polestar relating to the Polestar Technology as specified in Appendix 1 for Category 1. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 7 / 29 “Source Code” means human-readable program statements written by a programmer or developer in a high-level or assembly language that are not directly readable by a computer and that need to be compiled into object code before they can be executed by a computer. “Territory” means all countries in the world. “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. “Use” means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of the Parties in their capacity as a licensee hereunder. The right to “have made” is the right of the Parties in their capacity as a licensee hereunder, as applicable, to have another person (or their subcontractor of any tier) make for the Parties and does not include the right to grant sub-licenses to another person to make for such person’s own use or use other than for the Parties. “Volvo IP” means Know-How, Intellectual Property Rights and all other deliverables and/or materials either (i) owned by Volvo Cars, or (ii) created, developed or invented by directors, managers, employees or consultants of Volvo Cars (to which Volvo Cars has licensed rights instead of ownership and the right to grant a sub-license), during or prior to the execution of this Agreement or during the term of the Agreement, or licensed by Volvo Cars from any Third Party to which Volvo Cars has the right to grant a sub-license and/or to assign such license to Polestar. “Volvo Technology” means the Volvo IP that shall be licensed to Polestar under this Agreement, and which is specified as Volvo Technology (Category 3 and 4 and for the avoidance of doubt Category 2) in Appendix 1 to this Agreement and for which IP is owned by Volvo Cars including but not limited to access to drawings, specifications, calculations, protocols (including test protocols), software (Object Code and Source Code), methods, processes and any similar deliverables needed for Polestar to make use of the licensed technology. “Volvo Supplier License Technology” means the Volvo Technology and Polestar Unique Volvo Technology which is owned by a Third Party and licensed to Volvo Cars, and which license shall be sublicensed to Polestar under this Agreement. “VPDS” means Volvo Cars’ procedures in development projects, ‘Volvo Product Development System’. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 8 / 29 “Way Of Working” means the level of way of working set out in Section 2.2.2 below. 2. SCOPE OF THE AGREEMENT 2.1 General [***]The Parties have established a joint governance and change structure to follow up on upcoming technical content for common development that is related to the Polestar Vehicle model year programs. For the avoidance of doubt, Polestar shall make final decisions regarding changes to the Polestar Technology. In case the Parties want to execute a further model year program related to the Polestar Vehicle, the Parties may enter into an amendment agreement to amend Appendix 1 to include the technical content of an additional Polestar Vehicle model year program. The Parties have agreed that Volvo Cars shall, to some extent based on Volvo IP, provide as a service and a license to Polestar certain technology related to the Polestar Vehicle and Other Polestar Branded Vehicles. It is acknowledged that such work will be conducted in accordance with the standards that Volvo Cars is using in its internal projects. The Parties have agreed that the Volvo Technology shall be the sole property of Volvo Cars. Volvo Cars shall grant Polestar certain rights to use the Volvo Technology but also provide as a service and as assignment of supplier owned IP to Polestar the Polestar Technology. The Appendices shall be considered an integral part of this Agreement and any reference to the Agreement shall include the Appendices. In the event there are any contradictions or inconsistencies between the terms of this Agreement and the appendices hereto, the Parties agree that they shall prevail over each other in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: this Agreement; Appendix 1 – [***] Technical Specification Model Year Programs; Appendix 2 – Fee; Appendix 3 - Sustainability requirements 2.2 Way of Working Before entering into this Agreement, Polestar has been informed about the development and service processes and procedures that Volvo Cars is applying for its internal work and which Volvo Cars will be using for the development and services under this Agreement. Under this Agreement, Volvo Cars shall use professional, appropriate, qualified and skilled personnel, and shall ensure that its personnel have been properly educated and trained for the work to be performed, including being fully acquainted with Polestar’s specific requirements. Volvo Cars shall avoid unnecessary changes in the personnel engaged in performing its undertakings under this Agreement. Volvo Cars shall work according to the same standard of care and professionalism that is done in Volvo Cars’ internal development projects. Such standard of care and professionalism, as well as Volvo Cars’ performance of

[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 9 / 29 its undertakings under this Agreement shall however at all times correspond to Industry Standard. If Volvo Cars uses its Affiliates and/or subcontractors to perform its responsibilities under this Agreement, the same way of working shall apply as if such performance was made by Volvo Cars itself. Volvo Cars shall ensure that it has sufficient resources to perform its responsibilities under this Agreement. Furthermore, Volvo Cars undertakes to ensure that any development of the Volvo Technology and/or the Polestar Technology will not be given lower priority than other Volvo Cars internal similar projects. Polestar shall ensure that it has sufficient resources to perform its responsibilities under this Agreement and in particular provide Volvo Cars timely with necessary instructions and decisions requested by Volvo Cars, as required for Polestar to fulfil its responsibilities under this Agreement. Furthermore, Polestar shall use professional and skilled personal for the responsibilities to be performed including being adequately acquainted with Volvo Cars’ specific requirements related to the common development. When developing the Result, Volvo Cars shall follow and adhere to what is set forth in [***]as agreed between the Parties or later relevant version agreed between the Parties. Volvo Cars will [***]as set forth in Appendix 3 Sustainability Requirements. Volvo Cars agrees that when the Results have been finalized, they shall comply with applicable laws and regulations. If any model year lead to that the [***] vehicle requires new certification or amendment of existing certification, Volvo Cars shall deliver all necessary testing, vehicles, documentation and compliance evidence, and engineering support to enable Polestar to perform and update the existing certification or amendment. 2.3 The Volvo Technology and the Polestar Technology General 2.3.1.1 A commonly agreed specification setting forth, on an overall level, the deliverables to be performed by Volvo Cars in relation to the specific model years of the Polestar Vehicle is set out in Appendix 1. A final specification of the deliverables shall, subject to good faith and joint discussions between the Parties, be made at FSR as a part of the Final Status Report (FSR) where all agreed deliverables will be finally categorized as Volvo Technology or Polestar Technology jointly by the Parties. All of the aforementioned specifications shall be considered an integral part of Appendix 1 and consequently also this Agreement. However, for the avoidance of doubt deliverables categorised as Volvo Technology in Appendix 1 will not be recategorized as Polestar Technology. 2.3.1.2 The license to Volvo Technology and the delivery as a service of Polestar Technology shall, in relation to the Polestar Vehicle and Other Polestar Branded Vehicles, include all Volvo IP, which together with relevant Third Party Intellectual Property Rights not included in Volvo IP is reasonably necessary in order to meet the specification set forth in Appendix 1 to this Agreement. In case any such Third Party Intellectual Property Rights not included in Volvo IP is reasonably necessary in order to meet the specification set forth in Appendix 1 to this Agreement, Volvo Cars shall indicate that within the frame of the deliverables under the Volvo Technology. Polestar might thus be required to license Intellectual Property Rights and/or purchase components of Third Parties necessary to produce the Polestar Vehicle. However, Volvo Cars shall use reasonable efforts to ensure that Third Party Intellectual Property Rights are possible to sublicense or assign to Polestar. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 10 / 29 2.3.1.3 For the avoidance of doubt, if any development shall be made in relation to such Polestar Technology to which Volvo Cars has not been granted a license to, pursuant to Section 4.3 or 4.4, the Parties acknowledge that Volvo Cars has a right to use such Polestar Technology to the extent it is reasonably necessary in order to perform the requested Service and the agreed common development. General Limitations 2.3.2.1 The Volvo Technology and the Polestar Technology that will be delivered under this Agreement is defined and described in Appendix 1 and that content is the basis for the Fee. [***]according to Section 8 below, as the development progresses up until FSR at the latest. 2.3.2.2 For the avoidance of doubt, [***]. 2.3.2.3 The Parties further acknowledge and agree that, if it is discovered that something has been classified by mistake as Volvo Technology under this Agreement, but which should have been classified as Polestar Technology or Common Polestar Technology, and/or vice versa, the Parties agree to in good faith renegotiate and agree on the reclassification of such technology and any amendment of the Fee to reflect such change. For avoidance of doubt, and as an example, this means that if the Parties agree that certain technology shall be changed from Volvo Technology to Common Polestar Technology, the terms and conditions herein relating to the latter shall thereafter apply to such technology. If the Parties cannot agree on such a reclassification, the issue shall be escalated in accordance with what is set out in Section 13.1. Limitations in relation to the Polestar Supplier License Technology and Volvo Supplier License Technology 2.3.3.1 Assignment of Polestar Supplier Technology. Polestar acknowledges that the Polestar Supplier License Technology is owned by Third Parties and that Volvo Cars may not be allowed to assign its rights thereto without consent from such relevant Third Party. The assignment of Polestar Supplier License Technology is thus subject to any limitations which may be applicable to the rights granted to Volvo Cars by the Third Party owning the Intellectual Property Rights to such Polestar Supplier License Technology and will, not take effect until Volvo Cars has received the relevant consent from the Third Party. When Volvo Cars has received the consent from the Third Party such Polestar Supplier License Technology will be assigned to Polestar. 2.3.3.2 License to Volvo Supplier License Technology Polestar acknowledges that the Volvo Supplier License Technology is owned by Third Parties and that Volvo Cars may not be allowed to grant a license without consent from such relevant Third Party. The grant of a license to Volvo Supplier License Technology is thus subject to any limitations which may be applicable to the rights granted to Volvo Cars by the Third Party owning the Intellectual Property Rights to such Volvo Supplier License Technology, and will not take effect until Volvo Cars has received the relevant consent from the Third Party. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 11 / 29 3. SERVICES Volvo Cars undertakes to provide to Polestar the Polestar Technology as a service referred to as Services. The rights and obligations for providing the Services are covered under this Section 3. 3.1 Provision of services Specification of Services 3.1.1.1 The Parties have agreed upon the scope and specification of the Services provided under this Agreement in Category 1 in Appendix 1. Making available the Results 3.1.2.1 Volvo Cars shall make the Results (or if not finalised, any part of the Results that has been finalised) available to Polestar within the timeframes specified in Appendix 1, but under all circumstances promptly after any part of the Results has been finalised. Subcontractors 3.1.3.1 The Parties acknowledge that Volvo Cars may use its Affiliates and/or subcontractors to perform the Services under this Agreement, provided that Volvo Cars informs Polestar thereof. 3.1.3.2 Volvo Cars shall however remain responsible for the performance, and any omission to perform or comply with the provisions in this Section 3, by any Affiliate to Volvo Cars and/or any subcontractor to the same extent as if such performance or omittance was made by Volvo Cars itself. Volvo Cars shall also remain Polestar’s sole point of contact unless otherwise agreed. 3.2 Service Requirements All Services shall be performed in accordance with the requirements set forth in this Agreement, including Appendix 1. Polestar shall provide Volvo Cars with instructions as reasonably required for Volvo Cars to be able to carry out the Services. Volvo Cars must continuously inform Polestar of any needs of additional instructions or specifications required to perform the Services. 3.3 Intellectual Property Rights Ownership of existing Intellectual Property Rights. 3.3.1.1 Each Party remains the sole and exclusive owner of (i) any Background IP and other Intellectual Property Rights owned prior to the execution of the Services under this Agreement, (ii) any Intellectual Property Rights developed independently of the Services in this Section 3, and (iii) any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party. 3.3.1.2 Nothing in this Section 3 shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 12 / 29 Ownership of Results. 3.3.2.1 Polestar shall be the exclusive owner of the Results, including all modifications, amendments and developments thereof. 3.3.2.2 All Results, including all modifications, amendments and developments thereof, and any Intellectual Property Rights developed as a result of the Services provided by Volvo Cars (or if applicable, any of its appointed Affiliates or subcontractors), shall consequently automatically upon creation be transferred from Volvo Cars to Polestar. Polestar may freely modify and assign such Results. 4. LICENSE GRANT 4.1 License grant Volvo Cars undertakes to grant Polestar a license to the Volvo Technology covered by this Agreement. For the avoidance of doubt any software included in the Volvo Technology the following shall apply: Polestar may use the Object Code in its delivered format, whether modified or unmodified, without limitations. Polestar may not transfer or sublicense the Source Code to any Third Party, in whole or in part, in any form, whether modified or unmodified. Such license shall, except for what is set out in Section 4.2 below or unless otherwise agreed in this Agreement, be non-exclusive, irrevocable, perpetual (however at least fifty (50) years long (however, in no event shall such time exceed the validity period of any Volvo IP included in the license described hereunder)), non-assignable and give Polestar a right to, within the Territory and only in relation to the Polestar Vehicle and Other Polestar Branded Vehicles; Use, in whole or in part, the Volvo Technology covered by this Agreement and any Volvo Cars’ Background IP necessary to make Use of such Volvo Technology; and design, engineer, make and have made, repair, service, market, sell and make available products and/or services based on, incorporating or using the Volvo Technology and the Background IP referred to in (a) above (in whole or in part). Nothing in this Agreement shall be construed as to give Polestar any rights, including but not limited to any license rights (express or implied), to any Volvo IP, except as expressly stated herein. The license to be granted to Polestar in accordance with Section 4.1.1 and 4.1.2 above shall be fully sub-licensable to the Polestar’s Affiliates, but shall not be sub-licensable to any Third Party without prior written consent from Volvo Cars, which shall not be unreasonably withheld (whereby a sublicense/license to a Third Party which is a competitor of Volvo Cars is an example of what could be deemed unreasonable) or delayed. For the avoidance of doubt, Volvo Cars shall except for what is set out in Section 4.2 below be free to Use and to grant licenses to Volvo Technology and any Volvo Cars’ Background IP to Volvo Cars’ Affiliates and any Third Parties without prior written consent from Polestar. 4.2 PS Unique Volvo Technology In addition to what is set forth in Section 4.1 above, what is set forth in this Section 4.2 shall apply in relation to PS Unique Volvo Technology.

[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 13 / 29 Any license granted in Section 4.1.2 above shall, in relation to PS Unique Volvo Technology be exclusive instead of non-exclusive. As a consequence thereof Volvo Cars shall have no right to make any Use whatsoever of, or to grant any further licenses to, any such PS Unique Volvo Technology. In the event Volvo Cars (i) in its sole discretion, determines that the PS Unique Volvo Technology, or parts thereof, shall no longer be PS Unique Volvo Technology but instead be such ordinary Volvo Technology covered only by Section 4.1 above Volvo Cars should pay Polestar a compensation. The Parties shall negotiate the compensation in good faith and it should be in compliance with applicable tax legislation, including but not limited to the “arm’s length principle”. In this case the following shall apply. Such PS Unique Volvo Technology shall immediately, upon Volvo Cars’ payment of the compensation, no longer be considered PS Unique Volvo Technology but instead be considered ordinary Volvo Technology and what is set out in Section 4.1 above shall thus apply instead. For the avoidance of doubt, this inter alia implies that such previous exclusive license granted by Volvo Cars to Polestar shall instead become non-exclusive. For avoidance of doubt, Volvo Cars’ right under this Section 4.2.3 may be exercised at any time also after the term of this Agreement. 4.3 Common Polestar Technology For the sake of clarity, no Common Polestar Technology will be developed under this Agreement and notwithstanding anything to the contrary, nothing in this Agreement shall be construed as to give Volvo Cars any rights, including but not limited to any license rights (express or implied), to Common Polestar Technology or any Polestar Background IP. Should the Parties wish to include any Common Polestar Technology (category 3B) in coming model year programs the Parties need to agree on such technology in writing and negotiate in good faith the terms and conditions to apply which shall be included in an amendment to this Agreement. 4.4 License to Polestar Technology not being Common Polestar Technology In the event Volvo Cars requests that the Polestar Technology not being Common Polestar Technology, or parts thereof, shall be licensed to Volvo Cars, and Polestar consents, Polestar shall grant to Volvo Cars a license to such Polestar Technology. Such consent from Polestar shall not be unreasonably withheld or delayed. In such a case, Volvo Cars shall pay a compensation to Polestar. The Parties shall negotiate the compensation in good faith and it should be in compliance with applicable tax legislation, including but not limited to the “arm’s length principle”. For the avoidance of doubt, Volvo Cars’ request for a license to Polestar Technology as set out in this Section 4.4.1 may be exercised at any time also after the term of this Agreement. Such license shall, be non-exclusive, irrevocable, perpetual (however at least fifty (50) years long (however, in no event shall such time exceed the validity period of any Polestar Intellectual Property Rights included in the license described hereunder)), non-assignable and give Volvo Cars a right to, within the Territory, for Volvo branded vehicles; Use, in whole or in part, such Polestar Technology, and/or design, engineer, make and have made, repair, service, market, sell and make available products and/or services based on, incorporating or using such Polestar Technology (in whole or in part). [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 14 / 29 The license to be granted to Volvo Cars in accordance with Section 4.4.1 and 4.4.2 above shall be fully sub-licensable to Volvo Cars’ Affiliates, but shall not be sub-licensable to any Third Party without prior written consent from Polestar, which shall not be unreasonably withheld (whereby a sublicense/license to a Third Party which is a competitor of Polestar is an example of what could be deemed unreasonable) or delayed. For the avoidance of doubt, Polestar shall be free to Use the Polestar Technology licensed to Volvo Cars and to license such Polestar Technology to Polestar’s Affiliates and to any Third Parties without prior written consent from Volvo Cars. 4.5 Third Party assignments If the rights to any subject matter to which a license is granted under this Agreement is assigned by a Party to any Third Party, such Party shall ensure that said license is binding also upon the Third Party. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 Ownership rights Other than with regard to Polestar Technology delivered as a service to Polestar, if any, Volvo Cars remains the owner and holder of all Volvo IP, including any Volvo Technology and Volvo Cars’ Background IP, as well as any and all modifications, amendments and improvements thereof. Nothing in this Agreement shall be deemed an assignment of ownership of any Volvo IP, including any Volvo Technology and Volvo Cars’ Background IP, from Volvo Cars to Polestar. 5.2 Polestar brand name For sake of clarity, it is especially noted that this Agreement does not include any right to use the “Polestar” brand name or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. This means that this Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.3 Volvo brand name Correspondingly, it is especially noted that this Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that the right to use the name and the “Volvo” Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property Rights can only be used by Volvo Car Corporation and its Affiliates in relation to Volvo products. This means that this Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 15 / 29 5.4 Suspected infringement Either Party shall promptly (upon becoming aware) notify the other Party in writing of: any conduct of a Third Party that such Party reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights licensed to such Party hereunder; or any allegations made to such Party by a Third Party that any Intellectual Property Rights licensed hereunder are invalid, subject to cancellation, unenforceable, or are a misappropriation of any Intellectual Property Rights of a Third Party. In the event that a Party has provided the other Party a notification pursuant to Section 5.4.1 above, and the other Party decides not to take any action against the Third Party, the other Party may approve in writing that such Party shall be entitled to itself take action against the Third Party at its own cost. If the other Party approves, it shall provide reasonable assistance to such Party, as requested by such Party at its own expense. If the other Party does not approve to such Party taking such action, the issue should be escalated to the relevant governance forum on high governance level for decision. For the avoidance of doubt, Volvo Cars has no responsibility in relation to Polestar in the event the Volvo Technology and/or the Polestar Technology is alleged to infringe in any Third Party’s Intellectual Property Rights and as a consequence Volvo Cars has no obligation to defend and hold Polestar harmless from and against any alleged infringements, except as set forth in Section 11.3 below. Likewise, Polestar has no responsibility in relation to Volvo Cars in the event any Polestar Technology licensed back to Volvo Cars hereunder is alleged to infringe in any Third Party’s Intellectual Property Rights and as a consequence Polestar has no obligation to defend and hold Volvo Cars harmless from and against any alleged infringements, except as set forth in Section 11.2 below. 6. FEE, PAYMENT TERMS In consideration of the Services provided, the third party licenses assigned and the licenses granted hereunder and the Parties’ performance of their respective obligations under this Agreement, each Party agrees to pay to the other Party the Fee under the payments terms as described in Appendix 2. 7. AUDITS During the term of this Agreement, Polestar shall have the right to, upon reasonable notice in writing to Volvo Cars, inspect Volvo Cars’ books and records related to the Volvo Technology and the Polestar Technology and the premises where the work to finalise the Volvo Technology and the Polestar Technology is carried out, in order to conduct quality controls and otherwise verify the statements rendered in this Agreement. Audits shall be made during regular business hours and be conducted by Polestar or by an independent auditor appointed by Polestar. Should Polestar during any inspection find that Volvo Cars or the Volvo Technology and/or the Polestar Technology do not fulfil the requirements set forth herein, Polestar is entitled to comment on the identified deviations. Volvo Cars shall, upon notice from Polestar, take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 16 / 29 the audit, each Party shall be entitled to escalate such issue to relevant governance forum on high governance level. 8. DELIVERY AND ACCEPTANCE 8.1 Volvo Cars shall provide the Volvo Technology and the Polestar Technology, covered by this Agreement, (or if not finalised, any part of the Volvo Technology and the Polestar Technology that has been finalised) to Polestar at the Gates or otherwise promptly after any part of the Volvo Technology and/or the Polestar Technology has been finalised. The Parties agree and acknowledge that Volvo Technology and the Polestar Technology, covered by this Agreement, are by default delivered and provided within or into actual vehicles (i.e., in the case of hardware by introduction into the production of Polestar Vehicles as produced under agreement by Volvo Cars for Polestar, and in the case of software as released under over- the-air updates released to the Polestar Vehicle under a separate cloud agreements between the Parties). 8.2 For changes of Common Polestar Technology (category 3B) and common Volvo Technology (category 3A), Volvo shall keep Polestar regularly informed regarding planned changes as soon as practically possible which can, unless otherwise agreed between the Parties, be done thorough weekly sharing of AXA files into a Data Room. In case Polestar identifies that any of the changes affects other Polestar branded vehicles, Polestar may request, and Volvo shall, notwithstanding what is otherwise set forth in this Section 8, provide the information requested related to the Result for these changes. 8.3 Polestar may request that Volvo Cars shall provide to Polestar certain Volvo Technology or Polestar Technology, the Result, covered by this Agreement, by electronically loading files with the relevant information into a Data Room and otherwise provided as agreed between the Parties e.g. through knowledge transfer meetings. For clarity, if there are any further costs spent on the provision of such Volvo Technology or Polestar Technology as requested by Polestar, Polestar shall be required to pay such costs. Furthermore, Polestar agrees and acknowledges that the processing of any such request may require substantive amount of time and delivery may only be made as a one-off but not within a shared or collaborative development environment. 8.4 Delivery of any Volvo Technology and Polestar Technology (or parts thereof), covered by this Agreement, occurs when the delivery at the respective Gates meets the requirements for that Gate set out in this Agreement, however subject to Section 9.2.1 below and that Polestar has accepted such delivery in accordance with what is set out below in this Section 8. 8.5 Polestar shall accept the delivery of the Volvo Technology and the Polestar Technology, and parts thereof, at the respective Gates, unless the Volvo Technology and/or the Polestar Technology upon delivery at that Gate deviates from the requirements set forth in this Agreement. Unless otherwise noted in the minutes from the respective Gate, it is assumed that Polestar has accepted the delivery. 8.6 If the Volvo Technology and the Polestar Technology has been delivered in accordance with this Section 8, but Polestar has not accepted the delivery in time (i.e. at the Gates or as agreed in this Agreement) nor objected to the delivery due to it deviating from what is set out in Section 9.2.1 below, the delivery shall be deemed accepted by Polestar. This shall apply at each Gate for each step. 8.7 For the avoidance of doubt, no delivery of the Common Polestar Technology shall be made by Polestar to Volvo Cars, and no acceptance shall hence be made by Volvo Cars of the

[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 17 / 29 Common Polestar Technology, since the Common Polestar Technology will continue to be in Volvo Cars’ possession upon the assignment to Polestar considering the automatic grant- back license set forth in Section 4.3 above. 9. DELAYS, DEFECTS ETC. 9.1 Delay Volvo Cars shall be deemed to be in delay when any of the Gates are met after the agreed delivery date for such Gate, unless the delay is caused by Polestar or the Parties have agreed for an extension of the time for meeting such Gate upon which the new agreed delivery date shall be relevant for determining whether Volvo Cars is in delay. If Volvo Cars is in delay, or at any time believes that a Gate will not, or is unlikely to, be met in time, Volvo Cars shall inform Polestar of the reasons for and consequences of not meeting the Gate at the agreed date and shall take all steps reasonably necessary, including providing additional resources, to ensure that the requirements for the relevant Gate is met as soon as possible. For the avoidance of doubt, Volvo Cars shall be entitled to compensation in accordance with this Agreement for work performed to meet a Gate in relation to a risk of, or an actual, delay unless otherwise stated in this Section 9.1 or Section 9.2.3. If Volvo Cars is in delay and such delay has a negative impact on the relevant model year program, the Parties shall upon Polestar´s request, agree on a reduction of the Fee relating to additional work that (i) has to be carried out in order to meet the requirements for the Gate in question and (ii) is performed after the agreed delivery date for such Gate. The Parties acknowledge that Volvo Cars’ delay may be subject to Section 15.2 (a)and 15.4. 9.2 Defects in delivery or the performance of development work In the event the Volvo Technology or the Polestar Technology, or any part thereof, after having met a Gate, are faulty or defective, Volvo Cars shall, if such fault or defect is discovered and/or notified to Volvo Cars before FSR, remedy such incompliance, fault or defect as soon as possible at its own cost. The Volvo Technology and the Polestar Technology will not be considered faulty or defective if Volvo Cars has adhered to the Way Of Working when developing it. Polestar shall not be responsible for costs that relate to work that does not meet the standards used by Volvo Cars when performing similar work for Volvo Cars or work having been performed by personnel not qualified for such work, in breach of Section 2.2.2 above, as long as such costs would not have occurred had the work been properly executed or performed by qualified personnel. 9.3 Effects of Polestar’s actions Notwithstanding what is set out above in this Section 9, Polestar shall be responsible for costs relating to delays which are due to Polestar’s non-fulfillment of any of its obligations under this Agreement. Further, any such delays which are due to Polestar shall give a corresponding extension of time to Volvo Cars for meeting any affected Gate. Time plan and cost consequences for Polestar’s requests for changes to the Volvo Technology or the Polestar Technology are to be handled in accordance with Section 13.2. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 18 / 29 Notwithstanding what is set out above in this Section 9, Polestar shall be responsible for costs relating to faults and defects which are due to Polestar’s non-fulfillment of any of its obligations under this Agreement. 10. WARRANTIES General warranties Each Party warrants and represents to the other Party that: it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 11. INDEMNIFICATION 11.1 General The Parties acknowledge that all Volvo Technology and Polestar Technology, and any Volvo Cars’ Background IP, is licensed and/or provided as a service to Polestar on an “as is” basis, without any warranties or representations of any kind (except for the warranties in Section 10 above), whether implied or express, and in particular any warranties of suitability, merchantability, description, design and fitness for a particular purpose, non-infringement, completeness, systems integration and accuracy are expressly excluded to the maximum extent permissible by law. However, the above does not exclude Volvo Cars’ limited undertakings in Section 9.2.1 above. In addition, Volvo Cars does not make any warranties or representations as regards the functionality of any Volvo Technology, Volvo Cars’ Background IP and/or Polestar Technology in relation to the Polestar Vehicle and/or Other Polestar Branded Vehicles. Polestar hereby releases Volvo Cars from all liability (and accordingly, cannot claim damages, compensation, price reduction etc.) in respect of errors, defects and deficiencies in any Volvo Technology, Volvo Cars’ Background IP and/or Polestar Technology of whatever kind, whether visible or latent, including but not limited to errors of fact or law, errors regarding right of disposition, physical defects and deficiencies and damages arising due to product liability after the Volvo Technology and/or the Polestar Technology have been delivered to Polestar, however excluding Volvo Cars’ limited undertakings in Section 9.2.1 above. The principles set out in this Section 11 is reflected in the Fee and the fact that Volvo Cars is not a supplier or consultant of systems or technical solutions, such as the Volvo [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 19 / 29 Technology and the Polestar Technology, but merely a car manufacturer which normally only develops technical solutions for its own business purposes. The principles set forth in this Section 11 are exclusive. Without limiting the generality of the foregoing in this Section 11, the Parties agree that no other remedy whatsoever under any statute, law or legal principle shall be available to Polestar in relation to the licenses and/or work to be granted and/or performed by Volvo Cars hereunder. What is set forth in Sections 11.1.1-11.1.4 above shall apply mutatis mutandis in relation the effectuated grant-back licenses set forth in Section 4.4 above. 11.2 Polestar’s indemnification Polestar shall indemnify and hold harmless Volvo Cars and each of its Affiliates from and against any and all direct or indirect losses, liabilities, damages, costs, expenses (including all interest, penalties, reasonable legal and other professional fees, costs and expenses), actions, charges, fines, claims and proceedings arising out of or in connection with Polestar’s use of any Volvo Technology, Volvo Cars’ Background IP and/or Polestar Technology, including but not limited to any Third Party claims on Intellectual Property Rights infringement. Polestar shall indemnify and hold harmless Volvo Cars and each of its Affiliates from and against any and all direct or indirect losses, liabilities, damages, costs, expenses (including all interest, penalties, reasonable legal and other professional fees, costs and expenses), actions, charges, fines, claims and proceedings substained by any of them, arising from any Third Party with respect to the death or injury to any person, or damage to property, by whomsoever suffered, resulting or claimed to have resulted from any fault or defect in the Polestar Vehicle or Other Polestar Branded Vehicles. Volvo Cars shall after receipt of notice of a claim related to Polestar’s use of any Volvo Technology, Volvo Cars’ Background IP and/or Polestar Technology from Volvo Cars, or a claim which may reasonably be indemnifiable pursuant to Section 11.2.2 above, notify Polestar of such claim in writing and Polestar shall following receipt of such notice, to the extent permitted under applicable law, at its own cost conduct negotiations with the Third Party presenting the claim and/or intervene in any suit or action. Polestar shall at all times keep Volvo Cars informed of the status and progress of the claim and consult with Volvo Cars on appropriate actions to take. If Polestar fails to or chooses not to take actions to defend Volvo Cars within a reasonable time, or at any time ceases to make such efforts, Volvo Cars shall be entitled to assume control over the defence against such claim and/or over any settlement negotiation at Polestar’s cost. Any settlement proposed by Polestar on its own account must take account of potential implications for Volvo Cars and shall therefore be agreed in writing with Volvo Cars before settlement. Each Party will at no cost furnish to the other Party all data, records, and assistance within that Party’s control that are of importance in order to properly defend against a claim. 11.3 Volvo’s indemnification Volvo Cars shall [***]. Volvo Cars [***]Polestar shall after receipt of notice of a claim related to Volvo Cars’ use of any Polestar Technology licensed back to Volvo Cars hereunder from Polestar, or a claim which may reasonably be indemnifiable pursuant to Section 11.3.2 above, notify Volvo Cars of such claim in writing and Volvo Cars shall following receipt of such notice, to the extent [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 20 / 29 permitted under applicable law, at its own cost conduct negotiations with the Third Party presenting the claim and/or intervene in any suit or action. Volvo Cars shall at all times keep Polestar informed of the status and progress of the claim and consult with Polestar on appropriate actions to take. If Volvo Cars fails to or chooses not to take actions to defend Polestar within a reasonable time, or at any time ceases to make such efforts, Polestar shall be entitled to assume control over the defence against such claim and/or over any settlement negotiation at Volvo Cars’ cost. Any settlement proposed by Volvo Cars on its own account must take account of potential implications for Polestar and shall therefore be agreed in writing with Polestar before settlement. Each Party will at no cost furnish to the other Party all data, records, and assistance within that Party’s control that are of importance in order to properly defend against a claim. 12. LIMITATION OF LIABILITY 12.1 Neither Party shall be responsible for [***]under this Agreement. 12.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall in respect to each model year program, be limited to [***]of the Fee of the model year program to which the damage or loss is related (as set out in Appendix 2) payable by Polestar to Volvo Cars under this Agreement. 12.3 The limitations of liability set out in this Section 12 shall not apply in respect of damage; a) caused by wilful misconduct or gross negligence; b) caused by a Party’s breach of the confidentiality undertakings in Section 14 below. 13. GOVERNANCE AND CHANGES 13.1 Governance The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement, including its Appendices as well as issues and/or disputes arising under this Agreement. The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event that the Parties on an operational level cannot agree, each Party shall be entitled to escalate such issue in accordance with what it set forth in Section 18. In the event that the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and the procedure set forth in Section 20 shall apply. The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritisation of development activities etc. under this Agreement shall be the “Steering Committee”, which is the so called Volvo Polestar Engineering & Operation Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding

[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 21 / 29 cooperation between Volvo Cars and Polestar is the so called Volvo Polestar Executive Alignment Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 13.2 Changes and Costs Up until FSR, Polestar can request changes to the specification set forth in Appendix 1, as well as to the Volvo Technology and/or the Polestar Technology, which shall be handled in accordance with the governance procedure set forth in Section 13.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. For the avoidance of doubt the Parties acknowledge that Volvo Cars, up until FSR, will be entitled to suggest changes to the Volvo Technology, as long as the specification in Appendix 1 is met. The Parties undertake to act in good faith and to agree on the consequences of any such changes for Polestar. If the Parties cannot agree on such suggested change of Volvo Technology, Volvo Cars shall still be entitled to carry out said change, but the result thereof will not be considered Volvo Technology. The costs relating to changes to the development work requested by Polestar shall, in relation to Volvo Technology, be allocated based on the category of the relevant development (i.e. whether the results shall be considered Volvo Technology or PS Unique Volvo Technology) in accordance with what is set forth in Section 2.3.3.1 (if applicable) and Appendix 2. Further, the costs relating to the changes to the development work requested by Polestar shall, in relation to Polestar Technology, be allocated based on the category of the relevant development (i.e. whether the results shall be considered Common Polestar Technology or such Polestar Technology not being Common Polestar Technology) in accordance with what is set out in Section 4.4.1 (if applicable) and Appendix 2. For the avoidance of doubt, the Parties acknowledge that Polestar shall be responsible for all costs relating to changes requested by Polestar in relation to such Polestar Technology to which Volvo Cars has not been granted a license pursuant to Section 4.3 or 4.4. The Parties acknowledge that Volvo Cars will not perform in accordance with a change request submitted by Polestar until agreed in writing between the Parties. Until there is an agreement about the requested change, all work shall thus continue in accordance with the existing specification set forth in Appendix 1. For the avoidance of doubt, any changes under this Agreement made in relation to the Polestar Technology after the effective date, shall automatically upon creation also be assigned to Polestar in accordance with what is set forth in Section 2.3.3.1 and 4.3-4.4 above. Correspondingly, any changes under this Agreement made to the Volvo Technology after the effective date shall automatically upon creation also be included in the license granted to Polestar in Section 4.1 above. Any changes under this Agreement made in relation to the Volvo Technology or Polestar Technology, respectively, as set forth in this Section, shall thus upon execution be included in the definition of Volvo Technology or Polestar Technology, as applicable. 14. CONFIDENTIAL INFORMATION 14.1 All Confidential Information shall only be used for the purposes set forth in this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 22 / 29 Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 14.1 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; was already in the possession of the Receiving Party before its receipt from the Disclosing Party; is obtained from a Third Party who is free to divulge the same; is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; is reasonably necessary for either Party to utilize its rights and make use of its Intellectual Property Rights; or is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 14.2 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 14. 14.3 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 14.4 If any Party violates any of its obligations described in this Section 14, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 20.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 14.5 For the avoidance of doubt, this Section 14 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in any Volvo Technology to any Third Party, notwithstanding what it set forth above in this Section 14. Any such disclosure to any Third Party is permitted only if approved in writing by Volvo Cars. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 23 / 29 14.6 This Section 14 shall survive the expiration or termination of this Agreement without limitation in time. 15. TERM AND TERMINATION 15.1 This Agreement shall become effective when signed by duly authorised signatories of each Party and shall remain in force until end of production of the P519 Vehicle during which time the Services is performed and the validity of the license period of the license granted to Polestar under this Agreement, unless terminated in accordance with Section 15.2 or 15.4 below or partly cancelled in accordance with Sections 15.5 or 15.7 below. 15.2 Either Party shall be entitled to terminate this Agreement with immediate effect in the event; the other Party commits a material breach of the terms of this Agreement, which has not been remedied within sixty (60) days from written notice from the other Party to remedy such breach (if capable of being remedied); the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors; or 15.3 For avoidance of doubt, either Party not paying the Fee, without legitimate reasons for withholding payment, shall be considered a material breach for the purpose of this Agreement. 15.4 Polestar is entitled to terminate this Agreement with immediate effect in case Volvo Cars acts in breach of what is set forth in Sections 9.1 or 9.2 above and has not within [***]days from written notice from Polestar to remedy such breach (if capable of being remedied), taken necessary measures and/or remedy such incompliance, delay, fault or defect and after such issue has been escalated in accordance with the escalation principles set out in Section 20.1 below. 15.5 None of the Parties shall be entitled to cancel any delivery of Volvo Technology (for the avoidance of doubt not including PS Unique Volvo Technology) unless both Parties agree on the termination and how to split the costs. 15.6 Polestar shall be entitled to cancel any delivery of Polestar Technology or PS Unique Volvo Technology by Volvo Cars under this Agreement for convenience upon [***]days written notice to Volvo Cars. In such event, Volvo Cars shall, upon request from Polestar, make available in the Data Room (if applicable) any and all parts of the Volvo Technology and/or the Polestar Technology which have been finalised for delivery on the effective date of the cancellation. 15.7 In the event Polestar cancels any delivery of the Polestar Technology or PS Unique Volvo Technology in accordance with Section 15.5 above, the Fee shall correspond to the part of the Fee that relates to (i) Polestar Technology or PS Unique Volvo Technology existing at the execution of this Agreement, (ii) Volvo Cars’ costs for the work performed under this Agreement up, until and including the effective date of the cancellation, including the mark- up otherwise applied to calculate the Fee for the Polestar Technology or PS Unique Volvo Technology and (iii) any other proven costs Volvo Cars has incurred. [***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 24 / 29 16. RESPONSIBLE BUSINESS 16.1 Each Party shall comply with what is set forth in Section 14 Responsible Business in the Outsourcing Framework Agreement (Agreement no.:PS22-048 signed by the Parties on January 11, 2024). 17. DATA PROCESSING AGREEMENT 17.1 If Volvo Cars processes any Personal Data on Polestar’s behalf and in accordance with its instructions as part of or in connection with the performance under this Agreement, the Parties agree that the General Data Processing Agreement between the Parties dated 1 June 2019 shall apply between the Parties, and shall be deemed an integrated part of this Agreement. 17.2 If Volvo Cars and Polestar process any Personal Data as joint controllers in connection with the performance under this Agreement, the Parties agree that the Joint Controllership Agreement between the Parties dated July 9, 2024, shall apply between the Parties, and shall be deemed an integrated part of this Agreement. 17.3 The Parties shall at all times comply with applicable laws on data protection and privacy, in particular, but not limited to the Data Protection Legislation, and shall use its commercially reasonable efforts to ensure that any Affiliates or subcontractors engaged by it also comply therewith. 18. MISCELLANEOUS 18.1 Force majeure Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors. A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 18.2 Notices All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the

[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047

English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

(a) in case of personal delivery, at the time and on the date of personal delivery;

(b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission;

(c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

(d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any Party by email, such Party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods.

18.2.2 All such notices, demands, requests and other communications shall be sent to following addresses:

To Volvo Cars:

Volvo Car Corporation
Attention: [***]
[***]
Email: [***]

With a copy not constituting notice to:

Volvo Car Corporation
[***]
Email: [***]

To Polestar:

Polestar Performance AB
[***]
Attention: [***]
Email: [***]

With a copy not constituting notice to:

Polestar Performance AB
[***]
Email: [***]

18.3 Assignment

18.3.1 Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party's prior written consent.

18.3.2 Notwithstanding the above, each Party may assign this Agreement to an Affiliate without the prior written consent of the other Party.

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[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047

18.4 Waiver

Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing Party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

18.5 Severability

In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party's benefit from, or performance under, the Agreement, it shall be reasonably amended.

18.6 Entire agreement

All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement.

18.7 Amendments

Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid.

18.8 Survival

18.8.1 If this Agreement is terminated or expires pursuant to Section 15 above, Section 3 (*License Grant*), Section 4.4 (*License to Polestar Technology not being Common Polestar Technology*), Section 14 (*Confidential Information*), Section 19 (*Governing Law),* Section 20 *(Dispute Resolution*) as well as this Section 18.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

18.8.2 Notwithstanding Section 18.8.1 above, if this Agreement is terminated due to Polestar not paying the Fee without legitimate reasons for withholding payment, pursuant to Section 15 above, Section 3 (*License Grant*) shall not survive termination or remain in force as between the Parties after such termination, without however prejudice to Polestar's right to any part of the Results that have been paid for.

18.8.3 Notwithstanding Section 18.8.1 above, if this Agreement is terminated due to Volvo Cars not reducing or repaying the Fee, or part thereof, without legitimate reasons for doing so, pursuant to Section 15 above, Section 4.3 (*Grant-back license to Common Polestar Technology*) and Section 4.4 (*License to Polestar Technology not being Common Polestar Technology*) shall not survive termination or remain in force as between the Parties after such termination.

19. GOVERNING LAW

This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles.

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[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047

20. DISPUTE RESOLUTION

20.1 Escalation principles

20.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

20.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

20.1.3 If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 18.2 below.

20.1.4 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 14 above.

20.1.5 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 18.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

20.2 Arbitration

20.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The seat of arbitration shall be Gothenburg, Sweden, and the language to be used in the arbitral proceedings shall be English. The arbitral tribunal shall be composed of three arbitrators.

20.2.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

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[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047

20.2.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

20.2.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

[SIGNATURE PAGE FOLLOWS]

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[***]Model Year License, License Assignment and Service Agreement, Agreement No.: PS23-047 Page 29 / 29 This Agreement has been signed electronically by both Parties. VOLVO CAR CORPORATION Date:11 July 2025 Date: 17 July 2025 ______Helen Hu_________________________ ________Fredrik Hansson _______________________ Signature Signature ____General Counsel ___Chief Financial Officer ____________________________ Clarification of signature and title Clarification of signature and title POLESTAR PERFORMANCE AB Date: 19 August 2025 Date: 19 August 2025 _____Anna Rudensjö__________________________ Jonas Engström _______________________________ Signature Signature _______Chief Legal Officer _____________________Chief Operations Officer___ _______________________________ Clarification of signature and title Clarification of signature and title Internal Information - Polestar Appendix 1 Polestar [***] Technical Specification Model year Programs Internal Information - Polestar General Description The Polestar [***] vehicle has been launched and introduced for sale in several markets over the world. The Polestar [***] is based on [***], [***]. The technical content, included in the model year program [***] that will be delivered according to this Agreement is specified in this Appendix 1. 2 Internal Information - Polestar General Description This Appendix includes a description of the technical specification. It is defined per relevant Product stream or categories explained in detail on next page. The categories definition is the basis for the calculation of the estimated price fee, which is summarized in Appendix 2. The description of this technical specification define the deliverables under this Agreement. Any potential changes requested from this specification before the start of production will be handled according to the defined governance and change structure in this Agreement. 3

Internal Information - Polestar Description of Technical Categories YYYY.MM.DD Presentation title, Full name, Security Class: Proprietary 4 [***] 5 General Description Technical Content [***] Common technology Category 3A * [***] Cut-off date 25-04-28 [***] 6 General Description Technical Content [***] Unique technology Category 1 * [***] Cut-off date 25-04-28 [***] Agreement No PS23-047 Page 1 / 2 APPENDIX 2 FEE 1. GENERAL 1.1 This Appendix 2 stipulates the rules and principles for the Fee payable by Polestar to Volvo Cars for the deliveries under this Agreement. 2. DEFINITIONS 2.1 Any capitalised terms used but not specifically defined in this Appendix shall have the meanings set out for such terms in the Main Document of this Agreement. In addition, the capitalised terms set out below shall for the purpose of this Appendix have the meaning described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3. FEE 3.1 The Fee as regards to the Polestar Technology and the Volvo Technology, shall be determined based [***] 3.2 For the development work performed by Volvo Cars personnel [***]. 3.3 The Parties acknowledge that the estimated Fee set forth in this Appendix 2, are based on an estimation, with the exception of what is set out in Section 3.4 below, and that this estimation may differ from the final actual Fee. [***] 3.4 The Parties acknowledge that the Fee set forth in this Appendix 2, Section 5, [***] 4. HOURLY RATES 4.1 The hourly rates shall be determined by Volvo Cars on an annual basis in compliance with applicable tax legislation, including but not limited to the principle of “arm’s length distance” between the Parties. All costs Volvo Cars has in order to develop the Agreement Result shall be included in the Fee. 4.2 The hourly rates for 2021-2025 are outlined in the table below. The hourly rate for 2026 should be communicated to Purchaser no later than 31 December 2025. (SEK) 2021 2022 2023 2024 2025 [***] [***] [***] [***] [***] [***] 5. FEES 5.1 The details of the [***]for the Polestar Technology and the Volvo Technology is further outlined in the table in Appendix 2A. 6. PAYMENT TERMS 6.1 The Fee for [***] shall be invoiced at OKtB gate and will be payable within[***]days after the date of invoice.

Agreement No PS23-047 Page 2 / 2 6.2 All amounts and payments referred to in this Agreement shall be paid in [***] 6.3 Volvo Cars is responsible for charging and declaring VAT or other indirect taxes as follow from applicable law. Any applicable VAT and other indirect taxes on the agreed Fee will be included in the invoices and paid by Polestar. All amounts referred to in this Agreement are exclusive of VAT. 6.4 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one (1) month applicable interbank rate, with an addition of four per cent (4%) per annum. 6.5 Any paid portion of the Fee is non-refundable, with the exceptions set out in this Agreement. 7. FINANCIAL REPORTING 7.1 The Parties will on monthly basis review the actual development cost and degree of completion per model year project. The financial reporting will be done in accordance with the financial reporting principles to be agreed between the Parties. ______________________________ Agreement No.: PS23-047 1 APPENDIX 2A FEES [***] Agreement No.: PS23-047 1 APPENDIX 3 SUSTAINABILITY REQUIREMENTS 1. REQUIREMENTS 1.1 This appendix aim to secure Polestar sustainability requirements, the appendix is written in a collaborative manner. It´s focusing on securing data transfer and sustainability reporting. 1.1.1 Polestar’s sustainability requirements are sectioned according to the four main areas of focus [***] 1.1.2 In all cases, these requirements are subject to change if deemed necessary. 1.2 Change Management 1.2.1 Changes affecting the initial sustainability targets detailed in these requirements shall be handled in line with the change management strategy for the vehicle. Cost and Sustainability upgrades and related Model Year (MY) changes should be undertaken collaboratively and implemented in a timely manner to support Polestars sustainability roadmap. 1.2.2 [***]